Exhibit 10.10

LEASE AGREEMENT

1.

This lease entered into this 10th day of October 2005, by and between 1063 Realty Trust, as “Landlord”, and Value Financial Services, Inc., a Florida Corporation as “Tenant”. In consideration of the mutual promises contained herein, Landlord and Tenant do hereby agree as follows:

DESCRIPTION

2.	Landlord does hereby demise and lease to Tenant and Tenant does hereby lease and take from Landlord the following space “The Premises”:

Address:     1063 Maitland Center Commons Blvd. # 200, 300, 400

Maitland, Florida 32751

Appr. 8,300 sq ft

TERM

3.	The term of this lease shall be for Five (5), years commencing on December 1, 2005 and expiring on November 30, 2010 unless sooner terminated or extended as provided herein.

BASE RENT

4.	Tenant will pay to Landlord rentals according to the schedule set forth below together with Additional Rent set forth hereafter. All rentals shall be payable in equal monthly installments due in advance on the first day of each calendar month during the term of this lease. If rent is not received by the fifth day of the month then a late charge of 10% of the monthly rent will be added as a late fee payable as additional rent due with the next regularly scheduled rent payment.

Base Rent: $159,312.00 annually in 12 monthly payments of	$13,276.00
Florida Sales Tax: presently at 6.5%	$862.94
Total Monthly Rent	$14,138.94

RENT ADJUSTMENT

5.

The monthly base rent for each year subsequent to the third complete year occurring during the term of this Lease or any renewal thereof shall be computed by multiplying the base rent as set forth in Paragraph 4 above, by the Consumer Price Index for the third month prior to the respective anniversary date, but not to exceed five (5%) percent. The Landlord shall notify the Tenant of the adjusted monthly base rent, together with any applicable taxes as set forth in Paragraph 4 above, due on the first day of each and every month for the following twelve month period or for those months remaining in said period after notification by Landlord, however, the Tenant shall not be liable for rent adjustments for any portion of any twelve month period prior to notification by Landlord.

SALES AND USE TAX

6.	The Tenant hereby covenants and agrees to pay monthly, as additional rent, any sales, use or other tax, excluding State and/or Federal Income Tax, now or hereafter imposed upon rents by the United States of America, the State, or any political subdivisions thereof, to the Landlord, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on the Landlord. Sales tax presently at 6.5% .

FINISHED DEMISED PREMISES

7.	All additional items furnished by Landlord will be in accordance with the standards set by Landlord for building. Any installments required by Tenant in excess or in variance from the requirements, or not standard for the building shall be made by Tenant and all costs for such excesses or variations shall be paid by Tenant. Costs as used herein shall include all material, labor and other out-of-pocket costs, expenses and contingencies, permits and licenses. Any work done by Tenant under this or any other provision of this Lease must comply with all applicable codes and regulations issued by any Federal, State, County, or Local governmental entity.

USE OF DEMISED PREMISES

8.	Tenant shall not use, or permit said premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the said premises are hereby leased or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about said premises any article which may be prohibited by the standard form of fire insurance policies. Tenant shall not commit, or suffer to be committed any waste upon the said premises, nor without limiting the generality of the foregoing, shall Tenant allow said premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant shall, at his sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to said premises and shall faithfully observe in the use of the premises all Municipal ordinances and State and Federal Statutes now in force or which may hereafter be in force. Tenant shall use the premises for General Office Use and no other use. This is a non smoking building. Tenant agrees to indemnify Landlord for any costs incurred by Landlord, including reasonable attorneys’ fees, arising from Tenant’s failure or refusal to comply with this provision.

ASSIGNMENT OR SUBLETTING

9.	Tenant expressly covenants that it will not assign, mortgage or encumber this agreement nor under-let or suffer or permit the demised premises or any part thereof to be used by others without the prior written consent of the Landlord in each instance.

If this lease be assigned or if the demised premises or any part thereof be under-let or occupied by anyone other than the Tenant without the expressed written consent of the Landlord had and obtained, Landlord may collect rent from the assignee, under-tenant or occupant and apply the net amount collected to all rent herein reserved, but no assignment, under-letting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the performance of the covenants on Tenant’s part herein contained.

In the event Tenant sublets within the premises, subject to the written approval of Landlord, and said sub-let agreement is in excess of rent monies agreed to by the parties in this agreement, all monies to be received by Tenant pursuant to said sub-lease agreement shall be payable to Landlord notwithstanding said rental shall be in excess of monthly rental agreed heretofore by and between the parties.

In the event the Landlord’s written consent is given to an assignment or sub-letting, the Tenant, shall, nevertheless, remain liable to perform all covenants and conditions thereto and to guarantee such performance by his assignee or sub-tenant.

ALTERATIONS

10.	Tenant agrees that the premises shall not be altered, repaired, or changed without the written consent of Landlord and that, unless otherwise provided by written agreement, all alterations, improvements and changes that may be required shall be done whether by or under the direction of Landlord and shall be the property of Landlord, and shall remain upon and be surrendered with the premises, that all damage or injury done to the premises by Tenant, or by any person who may be in or upon the premises with the consent of the Tenant shall be paid for by Tenant, and that Tenant shall, at the termination of this Lease, surrender the premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit.

INSPECTION & MAINTENANCE

11.	Tenant hereby accepts the premises in the condition they are in at the beginning of this lease (“AS IS” Condition) and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term and if any improvements or repairs are made to the premises before or during said term, then Tenant agrees to maintain said premises in the new improved condition, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said Landlord immediately upon demand, any damage to water apparatus, or electric lights any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of Tenant, or of any person or persons in the employ or under the control of the Tenant.

It is understood that the Tenant is responsible for all maintenance, repair and replacement to the Premises including HVAC systems, roof, and structural elements of the building.

Tenant shall maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin, and other pest. Tenant shall not permit undue accumulation of garbage, trash or other refuse in or around the premises.

UTILITIES

12.	The Tenant agrees that he will pay all charges for gas, electricity, water or other utilities used on said premises.

FIRE

13.	If the demises premises are damaged by fire, or other insured casualty, not occurring through any act or failure to act on the part of Tenant, its agents, servants or employees, and such damage can be repaired within 120 days of the date of such occurrence, this Lease shall remain in full force and effect, and the Landlord shall promptly repair such damage at its expense. If, in the opinion of a registered engineer appointed by the Landlord the demised premises are damaged by fire or other casualty to such an extent that the damage cannot be repaired or restored within 120 days from the date of such occurrence, or that such damage is due to any act or failure to act on the part of the tenant, its agents, servants or employees, this lease shall terminate at the option of Landlord upon written notice given within 30 days after such opinion is given. If this option is not exercised by Landlord then this Lease shall continue in full force and effect. If 25% or more of the buildings of which the demised premises form a part are damaged by fire or other casualty to such an extent that the same cannot be restored within 120 days of the date of such occurrence, this Lease may be canceled at the option of the Landlord upon 30 days’ written notice from the date of such occurrence, even though the premises occupied by the Tenant have not become untenantable, and there shall be an adjustment of rent to said date of termination. In addition, there shall be no obligation upon the part of the Landlord to repair or rebuild during the last 3 lease months of the term of this Lease unless Tenant shall, within 15 days after such occurrence, exercise any option to extend the term of this Lease that may be afforded to Tenant under the terms hereof. Landlord’s obligation to repair pursuant to this Paragraph shall be limited to a basic building and the replacement of any interior work which may have originally have been installed at Landlord’s cost. Except as herein provided, there shall be no obligation to repair or rebuild in the case of fire or other casualty.

BANKRUPTCY OR INSOLVENCY

14.

To more effectually secure the Landlord against loss of the rent and other payments herein provided to be made by the Tenant, it is agreed as a further condition of this Lease that the filing of any petition of bankruptcy, any assignment for the benefit of creditors, insolvency or other debtor’s proceedings by or against the Tenant, or the adjudication in bankruptcy of the Tenant or the Appointment of a Receiver for Tenant by any Court shall be deemed or constitute a breach of this Lease, and thereupon, without entry or other action by the Landlord, this Lease shall, at the option of Landlord, become and be terminated: notwithstanding any other provisions of this Lease; the Landlord shall forthwith upon such termination be entitled to recover the rent reserved in this Lease for the residue of the term hereof.

LANDLORD INDEMNIFICATION

15.	In the event the Landlord or his Agents without default on its/their part, become involved, through or on account of the terms of this Lease, or through or on account of the occupancy of the demised premises by the Tenant, or the conduct of Tenant’s business upon said demised premises in any controversy or litigation, the Tenant shall upon notice from the Landlord or its Agents, immediately take all necessary steps to remove said Landlord’s connection with, or liability under such controversy or litigation, and particularly if such controversy or litigation throws any cloud or encumbrance upon the title of said Landlord to its property, provided that if the Tenant believes it has a good and valid defense or claim in such controversy or litigation which Tenant desires to set up and maintain by and to do so, provided it first executes and delivers to the Landlord an indemnifying bond with surety satisfactory to Landlord, and discharges any and all final judgments, liens, costs, damages, expenses and obligations of Landlord whatsoever, in or arising out of the controversy or litigation involving the Landlord or its Agent, including all costs, expenses and attorney’s fees incurred by Landlord or its Agents in Protecting their interest or defending themselves in such controversy or litigation.

DEFAULT AND ELECTION OF REMEDIES

16.

In the event Tenant shall default in this obligations to Landlord pursuant to the terms of this agreement, Landlord shall have the right to accelerate the balance of all rental monies due and owing without further notice to Tenant and said balance of all rental monies shall be due and payable immediately to Landlord. In the event of any breach of this Lease by Tenant, then Landlord besides other rights or remedies Landlord may have, shall have the immediate right of re-entry and may remove all persons and property from the premises; such property may be removed and stored in any other place in the building in which the demised premises are situated, or in any other place, for the account of, and at the expense and at the risk of Tenant. Tenant hereby waives all claims for damages which may be caused by the re-entry of Landlord and taking possession of the demised premises or removing or storing the furniture and property as herein provided and will save Landlord harmless from any loss, costs or damages occasioned Landlord hereby, and no such re-entry shall be considered or construed to be a forcible entry. Should Landlord elect to re-enter as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, he may either terminate this lease or he may from time to time, without terminating the lease, re-let said premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in his sole discretion may deem advisable, with the right to make alterations and repairs to said premises. Rentals received by Landlord from such re-letting shall be applied first to the payment of any indebtedness other than the rent due hereunder from Tenant to Landlord; second, to the payment of rent due and unpaid hereunder; third, to the payment of any cost of such re-letting; fourth to the payment of the cost of any alterations and repairs to the premises; and the residue, if any shall be paid to Landlord and Tenant shall have to claim or right to such residue. Should such rentals received from such re-letting during any month be less than that agreed to be paid during that month by the Tenant hereunder, the Tenant shall pay such deficiency to Landlord: Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on his part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may, at any time thereafter, elect to terminate this lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy he may have, he may recover from Tenant all damages he may incur by reason of such breach, including the cost of recovering the premises, and including the worth, at the time of such termination, of the excess, if any, of the amount of rent and charges equivalent to rent received in this Lease for the remainder of the stated term. If the Tenant should become bankrupt or insolvent or any debtor proceedings be taken by or against the Tenant, then and in addition to any and all other legal remedies and rights, the Landlord may declare the entire balance of the rent for the remainder of the term to be due and payable and may collect the same by distress or otherwise and Landlord shall have a lien on the personal property of the Tenant which is located in the leased premises and in order to protect its security interest in the said property Landlord may, without first obtaining a distress warrant, secure said property, or the Landlord may terminate this Lease and retake possession of the leased premises, or enter the leased premises and relet the same without termination, in which later event the Tenant covenants and agrees to pay all repairs and expenses (including the expenses obtaining possession), or the Landlord may resort to any two or more of such remedies or rights, and adoption of one or more such remedies or rights shall not necessarily prevent the enforcement of another concurrently or thereafter.

In the event Landlord retains an attorney to attain possession of the demised premises or recovery of any rent due under the provisions of this Lease, or to pursue any remedy of Landlord for the breach of any covenant herein contained, of the part of Tenant to be kept or performed, Tenant shall reimburse the Landlord for attorney’s fees and costs and such attorney’s fees and costs shall be deemed to have accrued and shall be paid whether or not any action is prosecuted to judgment.

Notwithstanding any other provisions of this Lease, upon any breach by Tenant or notification of intent to abandon on part of Tenant, Landlord may; at his option, cancel the lease or enter said premises as agent of Tenant, further upon entry by the Landlord, all sums due or to become due, will be accelerated and Landlord and tenant agree that upon such breach or abandonment, Landlord may recover the entire amount of rental payments due through the end of the lease term, treat the lease as terminated, and use the premises as he sees fit including but not limited to retaining for himself any new rents he may be able to obtain on re-letting as well as advance rent payments.

NOTICES

17.	All notices and demands required or permitted under this lease shall be in writing and shall be delivered by hand or sent by registered or certified mail postage prepaid as follows:

As To Landlord:	Compass Real Estate Management, Inc.
P.O. Box 940658 Maitland, FL 32794

As To Tenant:	Value Financial Services, Inc. 1063 Maitland Center Commons Blvd. Maitland, Florida 32751

PARKING

18.	In addition to the demised premises, Tenant shall have the right of non-exclusive use of automobile parking areas, driveways and footways and of loading facilities all to be subject to the terms and conditions of this Lease. Tenant shall comply with all Landlord parking requirements in place now or to be imposed in the future.

LIABILITY

19.	Landlord shall not be liable or responsible in any way whatsoever for the quality, impairment, interruption, stoppage or other interference with service involving water, heat, gas, electric current for light and power, telephone or any other utility or similar services.

As a material part of the consideration to be rendered to Landlord under this Lease, Landlord shall not be liable for any damages to property of Tenant or of others located on the demised premises, nor for the loss of or damage to any property of tenant or of others by theft or otherwise, and Tenant hereby waives all such claims against Landlord for damages to property or to persons in or about said premises and Tenant will hold Landlord exempt and harmless for or on account of such damage or injury. Landlord shall not be liable for any injury or damage to persons or property resulting from (but not limited to ) fire, explosion, falling plaster, steam, gas electricity, water, rain, snow or leaks from any part of the demised premises or from the pipes, appliances of plumbing works or from the roof, street, or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such or similar damage caused by other tenants or persons in the demised premises, occupants of adjacent property of the public, or caused by operations in construction of any private, public or quasi public work. All property of the Tenant kept or stored on the demised premises shall be so kept or stored at the sole risk of the Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.

AUTOMATIC RENEWAL

20.	This lease shall stand renewed for successive additional terms of One (1) years unless either party shall, not less than ninety days prior to the end of the term hereof, or not less than ninety days prior to the end of any renewal term, by written notice to the other party, terminate the same. Failure of either of the parties to serve such written notice of termination on the other party shall extend the lease for an additional period of One (1) years and obligate the Tenant to all of the terms and conditions hereof as set forth herein.

DAMAGE DEPOSIT

21.	Simultaneously, with the execution of this Lease, the Tenant shall pay the Landlord the sum of $13,276.18. Of this amount the sum of $13,276.18 shall constitute Damage Deposit and guaranty for the payment of damages to premises provided for in this Lease, and also for the faithful performance by the Tenant of all of the term conditions, and covenants contained in this Lease on the part of the Tenant to be kept and performed. The balance is first month’s rent and sales tax.

With reference to said Damage Deposit of $13,276.18 the parties hereto expressly covenant and agree as follows:

(a)	If the Lease is canceled for default of the Tenant, then no part of the Damage Deposit shall be returned by the Landlord unto the Tenant, nor shall the Landlord be bound to account unto the Tenant for any part of the Advance Rent.

(b)	No interest shall be paid on any part of the Damage Deposit.

(c)	No portion of the Damage Deposit may be applied toward rent payment without express written consent of the Landlord.

The Damage Deposit or any portion thereof that may be held by the Landlord at date of expiration of the term herein shall be returned to Tenant without interest 30 days thereafter (notwithstanding this Lease may be sooner terminated), provided, however, that the Tenant has fully and faithfully carried out all of the terms, covenants, and conditions on its part to be performed. Landlord, in addition to other remedies, shall have the right to apply any part of said deposit to cure any default of Tenant and if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease.

In the event of a sale of the building or lease of the land on which it stands subject to this Lease, the Landlord shall have the right to transfer this Damage Deposit to the vendee or lessee and Landlord shall be considered released by the Tenant from all liability for the return of such Damage Deposit and the Tenant shall look solely to the new Landlord for the return of said Damage Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Damage Deposit to a new Landlord. The Damage Deposit under this Lease shall not be mortgaged, assigned, or encumbered by the Tenant without the written consent of the Landlord and any attempt to do so shall be void. In the event of any rightful and permitted assignment of this lease, the Damage Deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall have no further liability with respect to the return of said Damage Deposit to the assignor.

In the event of any bankruptcy or other proceeding against or by Tenant under Paragraph 12 herein, it is agreed that all Damage Deposit held hereunder shall be deemed to be applied first to rent and other charges first due to Landlord for all periods prior to the filing of any such proceedings.

ORDINANCES AND REGULATIONS

22.	The Tenant hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters, Officers or Boards of the City, County or State having jurisdiction over the leased premises, and with all ordinances and regulations or governmental authorities wherein the leased premises are located, at Tenant’s sole cost and expense, but only insofar as any of such rules, ordinances and regulations pertain to this tenancy and the manner in which the Tenant shall use the leased premises; the obligation to comply in every other case, and also all cases where such rules, regulations and ordinances require repairs, alterations, changes or additions to the building (including the leased premises) or building equipment, or any part of either, being hereby expressly assumed by Landlord, and Landlord covenants and agrees promptly and duly to comply with all such rules, regulations and ordinances with which Tenant has not herein expressly agreed to comply.

HOLDING OVER

23.	If Tenant or any party claiming under Tenant remains in possession of the Demised Premises or any part thereof after any termination or expiration of this Lease, without Landlord’s consent, Landlord may treat such holdover as an automatic renewal of this Lease for a month to month tenancy subject to all the terms and conditions provided herein except the rent due will increase to One Hundred and Fifty percent (150%) or the maximum allowed by law of the pre-holdover rate.

VALIDITY

24.	It is understood and agreed that in the event any provision of this lease shall be adjudged, decreed, held or ruled to be invalid, such portion shall be deemed severable, and it shall not invalidate or impair the agreement as a whole or any other provision of the agreement.

WAIVER

25.	No waiver of any of the covenants and agreements herein contained or of any breach thereof shall be taken to constitute a waiver of any other subsequent breach of such covenants and agreements or to justify or authorize the none-observance at any time of the same or of any other covenants and agreements hereof.

VENUE

26.	Venue for any litigation regarding this agreement shall lie in a court of competent jurisdiction in Orange County, Florida.

TIME

27.	Time is of the essence in this agreement.

PERSONAL GUARANTEE

28.	Omitted

PERSONAL PROPERTY

29.	All personal property placed or moved in the premises shall be at risk of the Tenant or property owner thereof, and Landlord shall not be liable for any damage to said property.

Tenant pledges and assigns to Landlord all personal property, including but not limited to, furniture, fixtures, goods and chattels of Tenant, which shall or may be brought or put on said premises, as security for the payment of the rent herein, and the Tenant agrees the said lien may be enforced by Landlord at Landlord’s election according to Florida Statutes and Tenant does hereby agree to pay reasonable attorney’s fees together with all cost and charges therefore incurred or paid by Landlord in said enforcement.

NO LIENS

30.

Tenant shall not suffer or permit any materialmen’s, mechanics’, artisans’ or other liens to be filed or placed or exist against the Premises (land and building) or Tenant’s interest in the Premises by reason of work, services, or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part thereof through or under the Tenant, and nothing contained in this lease shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvements, alterations or repairs of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract, for or permit the rendering of any service or the furnishing of any materials that would give rise to the filing of a materialmen’s mechanics’ or other lien against the Premises. If any such lien should, at any time, be filed, Tenant shall cause the same to be discharged of record within fifteen (15) days after the date of filing the same. If Tenant shall fail to discharge such liens within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by a deposit in, court or by posting a bond. Any such amount paid by Landlord for any of the aforesaid purposes or for the satisfaction of any other lien not caused by Landlord, and all reasonable expenses of Landlord, including attorneys’ fees, in defending any such action or in procuring the discharge of such lien, shall be deemed additional rent hereunder and shall be repaid by Tenant to Landlord on demand.

This lease shall serve as notice to all potential construction or any other lienors that neither Landlord nor the Premises shall be liable or subject to liens for any work performed or material supplied at Tenant’s request or at the request of anyone claiming interest through the Tenant. Landlord reserves the right to record a copy of this lease or a memorandum hereof in the public records of the County where the Premises are located. Tenant shall execute any document required by Landlord in order to make record of such.

INSURANCE

31.	Tenant shall be responsible for obtaining and securing fire and extended coverage insurance covering the Premises (Building Insurance) against loss or damage by fire and against loss or damage from other risks, now or hereafter embraced by the term “Extended Coverage” at least sufficient to cover the replacement cost of the building which shall be in an amount of not less than $1,500,000.00. The Tenant shall be responsible for obtaining and securing comprehensive public liability insurance, including property damage, insuring Landlord and Tenant against liability for injuries to persons or property occurring on or about the Leased Premises of not less than $1,000,000.00. Tenant shall also obtain and secure Rent Continuation Insurance, approved by the Landlord, which approval shall not be unreasonably withheld, to assure continuation of the rental payments caused by “Business Interruptions” Said interruptions to include periods when the Premises may not be tenantable caused by damage, fire or other cause. On each insurance anniversary date, Tenant shall forward evidence to Landlord within Ten (10) days of said anniversary indicating that the insurance above is in place and extended. Landlord shall be listed as an additional insured on all required policies of insurance. Failure to provide insurance when required shall be deemed to be a default hereunder. All insurance policies shall name Landlord and Landlord’s lender, if any, as a loss payee with the stipulation that the insurance policy may not be canceled unless the Landlord and other loss payees receive ten (10) days prior written notice.

REAL ESTATE TAXES

32.	It is hereby understood and agreed as a condition of this lease that Tenant shall pay, as additional rent, all property taxes and assessments (including without limitation sanitary taxes, extraordinary or special assessments) levied, imposes, or assessed upon the property and improvements. Landlord shall annually forward the tax bill to Tenant who agrees to pay said taxes before delinquent. Annual taxes are presently in the amount of $16,732.00

SUBORDINATION, ESTOPPEL CERTIFICATE AND ATTORNMENT:

33.	Tenant agrees that this Lease shall be subordinate to any mortgage or mortgages or the lien resulting there from or any other method of financing or refinancing, now or hereafter in force against the land and/or buildings of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof. This shall be self-operative and no further instrument of subordination shall be necessary to evidence such subordination. However, the Tenant, upon request of any party in interest, shall execute promptly such instrument or certificate to carry out the intent hereof as shall be required by the Landlord. If Ten (10) days after the date of a written request by Landlord to execute such instrument, Tenant shall not have executed the same, the Landlord may, at his option, cancel this Lease without incurring any liability on account thereof and the term hereof shall end because of a default on the part of the Tenant.

Within Ten (10) days after request thereof by Landlord, or in the even that upon any sale, assignment or hypothecation of the Leased Premises and/or the land thereunder by Landlord, an estoppel certificate shall be required from the Tenant, the Tenant agrees to deliver, in recordable form, an estoppel certificate to any proposed mortgagee or purchaser or to the owner certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereon or stating those claimed by the Tenant.

Tenant shall, in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

EMINENT DOMAIN

34.	In the event any portion of said Leased Premises is taken by any condemnation or eminent domain proceedings, the then applicable monthly rental herein specified to be paid shall be proportionally reduced according to the area of the Leased Premises which is taken, and Tenant shall be entitled to no other consideration by reason of such taking, and any damages suffered by Tenant on account of taking of any portion of said Leased Premises and any damages to structures erected on said Leased Premises, respectively, that shall be awarded to Tenant and said proceeds shall be paid to and received by Landlord, and Tenant shall have no right therein or thereto or to any part thereof, and Tenant does hereby relinquish and assign to Landlord all of Tenant’s rights and equities in and to any such damage. Should all of the Leased Premises be taken by eminent domain, then and in that event Tenant shall be entitled to no damages or consideration by reason of such taking except the cancellation and termination of the Lease as of the date of said taking.

ACCESS BY OWNER

35.	Tenant shall permit Landlord and its agents to enter into and upon the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of making repairs, alterations or additions to any portion of the Leased Premises and the Tenant shall permit Landlord, at any time within Ninety (90) days prior to expiration of this Lease, to place upon the windows and doors or on the grounds of the Leased Premises any usual or ordinary “to let” or “to lease” or “for sale” sign. Landlord and its agents may, during said last mentioned period, at reasonable hours, enter upon said Leased Premises and exhibit the same to prospective tenants.

MISCELLANEOUS PROVISIONS

36.	No payment by Tenant or receipt of Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided or available under Florida law.

No agreement to accept a surrender of the Leased Premises shall be valid unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Leased Premises.

ENTIRE AGREEMENT

37.	It is agreed that neither Landlord nor anyone on its behalf has made any statement, promise or agreement or taken upon itself any engagement whatever, verbally or in writing in conflict with the terms of this Lease, or that in any way modified, varies, alters, enlarges or invalidates any of its provisions, and that no obligation of the Landlord shall be implied in addition to the obligations herein expressed.

In the event Tenant hereunder shall be a corporation, the parties executing this Lease hereby covenant and warrant that: The Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in the State wherein the demised premises are located; all franchise and corporate taxes have been paid to date, all future forms, reports, fees and other documents necessary to comply with applicable laws will be taken or filed when due.

The Landlord covenants that the Tenant, subject to the conditions and covenants herein contained, on paying the rent and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the demised premises for the term aforesaid.

The covenants and agreements contained in the foregoing Lease are binding upon the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

OTHER PROVISIONS

1.	Tenant shall have the first right of refusal to lease unit 100 when available at the then current prevailing rate. Tenant shall have five (5) business days from notification of the vacancy to inform the Landlord of Tenant’s election to exercise this option.

2.	Tenant is responsible to pay for any assessments made by the condominium association in regard to the leased premises during the term of the lease.

IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto, intending to be legally bound thereof, under seal of the day and year first written above.

Agreed to this 1 day of Nov, 2005.

/s/ J. N. Sigrist		Landlord 1063 Realty Trust
Witnesses	J. N. Sigrist

/s/ Linda Hewett		By:	/s/ Sheldon Greene
Witnesses			, Trustee

Agreed to this 10 day of Oct, 2005.		Tenant Value Financial Services, Inc.

/s/ J. N. Sigrist
Witnesses	J. N. Sigrist

/s/ Linda Hewett		By:	/s/ Sandi Bargfrede
Witnesses			Sandi Bargfrede
Director, Real Estate